UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Perrigo Company plc

Perrigo Finance Unlimited Company

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland	D02 TY74
(Address of principal executive offices of registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Notes due 2032	New York Stock Exchange
5.375% Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-282001

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter[1]	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Athena Neurosciences, LLC	Delaware	33-0204761
Chefaro Ireland Designated Activity Company	Ireland	N/A
Elan Pharmaceuticals, LLC	Delaware	77-0128552
Galpharm Healthcare Limited	United Kingdom	98-0578384
Galpharm International Limited	United Kingdom	98-0578383
Gr8ness, LLC	Michigan	85-0693870
L. Perrigo Company	Michigan	38-0920980
Medgenix Benelux NV	Belgium	N/A
OCE-BIO BV	Belgium	N/A
Perrigo Belgium NV	Belgium	N/A
Perrigo Capital NV	Belgium	N/A
Omega Pharma Innovation & Development NV	Belgium	N/A
Omega Pharma International NV	Belgium	N/A
Omega Pharma Limited	United Kingdom	N/A
Omega Pharma Trading NV	Belgium	N/A
PBM Canada Holdings, LLC	Delaware	20-3220996
PBM Nutritionals, LLC	Delaware	20-1781050
PBM Products, LLC	Delaware	22-3499315
Perrigo Americas Holdings, Inc.	Michigan	88-1182714
Perrigo Company	Michigan	38-2799573
Perrigo Corporation Designated Activity Company	Ireland	N/A
Perrigo Diabetes Care, LLC	Delaware	45-4047338
Perrigo Direct, Inc.	Georgia	58-2435388
Perrigo Europe Invest NV	Belgium	N/A
Perrigo Finance (US) LLC	Michigan	85-0704076
Perrigo Florida, Inc.	Florida	65-0336176
Perrigo Holding NV	Belgium	N/A
Perrigo Holdings Unlimited Company	Ireland	98-0112748
Perrigo International Finance Designated Activity Company	Ireland	N/A
Perrigo International Holdings II, Inc.	Delaware	26-3291038
Perrigo International Holdings, LLC	Delaware	38-3339826
Perrigo International, Inc.	Michigan	38-3144353
Perrigo Investments, LLC	Delaware	88-0798539
Perrigo Ireland 1 Designated Activity Company	Ireland	N/A
Perrigo Ireland 10 Unlimited Company	Ireland	N/A
Perrigo Supply Chain International Designated Activity Company	Ireland	N/A
Perrigo Ireland 13 Designated Activity Company	Ireland	N/A
Perrigo Ireland 2 Unlimited Company	Ireland	N/A
Perrigo Ireland 4 Unlimited Company	Ireland	N/A
Perrigo Ireland 5 Limited	Ireland	N/A
Perrigo Ireland 6 Unlimited Company	Ireland	98-1545816
Perrigo Management Company	Michigan	46-4265495
Perrigo Mexico Investment Holdings, LLC	Delaware	27-0243103
Perrigo New York, Inc.	Delaware	13-3785453

[1]	The address for each of the additional registrants is c/o Perrigo Company plc, The Sharp Building, Hogan Place Dublin 2, Ireland D02 TY74; Telephone: +353 1 7094000.

Perrigo Pharma International Designated Activity Company	Ireland	98-0551187
Perrigo Pharma Limited	United Kingdom	98-0597624
Perrigo Research & Development Company	Michigan	82-0541583
Perrigo Sales Corporation	Michigan	38-3233149
Perrigo UK Acquisition Limited	United Kingdom	98-0500931
PMI Branded Pharmaceuticals, Inc.	Michigan	81-1656738
Ranir Global Holdings, LLC	Delaware	26-2014628
Ranir (Holdings) Limited	United Kingdom	98-0673906
Ranir, LLC	Delaware	34-2041122
Wrafton Laboratories Limited	United Kingdom	98-0503957

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Perrigo Company plc (the “Company”) and the Additional Registrants on this registration statement have filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement, dated September 11, 2024 (the “Prospectus Supplement”) to a prospectus, dated September 9, 2023 (the “Prospectus”), contained in the effective Registration Statement on Form S-3 (File. No. 333-282001), filed with the SEC on September 9, 2024. The Prospectus Supplement relates to the offering of $715,000,000 aggregate principal amount of 6.125% Senior Notes due 2032 and €350,000,000 aggregate principal amount of 5.375% Senior Notes due 2032 issued by Perrigo Finance Unlimited Company (the “Issuer”), a wholly-owned subsidiary of the Company, and guarantees thereof by the Company and certain of its subsidiaries.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (i) the information set forth under the heading “Description of Securities” in the Prospectus and (ii) the information set forth under the headings “Description of the USD Notes,” “Description of the Euro Notes,” “Limitations on Validity and Enforceability of the Guarantees and Certain Insolvency Law Considerations,” “Certain U.S. Federal Income Tax Consequences,” “Irish Tax Considerations,” “Belgian Tax Considerations” and “United Kingdom Tax Considerations” in the Prospectus Supplement, which descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Base Indenture dated as of December 2, 2014, among the Issuer, the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2014).

Exhibit 4.2	Sixth Supplemental Indenture dated as of September 17, 2024, among the Issuer, the Company, the Subsidiary Guarantors and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2024).

Exhibit 4.3	Form of 6.125% Note due 2032 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2024).

Exhibit 4.4	Seventh Supplemental Indenture dated as of September 17, 2024, among the Issuer, the Company, the Subsidiary Guarantors, Computershare Trust Company, N.A., as trustee, Elavon Financial Services DAC, as the Paying Agent, and U.S. Bank Trust Company, National Association, as Registrar and Transfer Agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2024).

Exhibit 4.5	Form of 5.375% Note due 2032 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: October 7, 2024

Perrigo Company plc
Perrigo Finance Unlimited Company
Athena Neurosciences, LLC
Chefaro Ireland Designated Activity Company
Elan Pharmaceuticals, LLC
Galpharm Healthcare Limited
Galpharm International Limited
Gr8ness, LLC
L. Perrigo Company
Medgenix Benelux NV
OCE-BIO BV
Perrigo Belgium NV
Perrigo Capital NV
Omega Pharma Innovation & Development NV
Omega Pharma International NV
Omega Pharma Limited
Omega Pharma Trading NV
PBM Canada Holdings, LLC
PBM Nutritionals, LLC
PBM Products, LLC
Perrigo Americas Holdings, Inc.
Perrigo Company
Perrigo Corporation Designated Activity Company
Perrigo Diabetes Care, LLC
Perrigo Direct, Inc.
Perrigo Europe Invest NV
Perrigo Finance (US) LLC
Perrigo Florida, Inc.
Perrigo Holding NV
Perrigo Holdings Unlimited Company
Perrigo International Finance Designated Activity Company
Perrigo International Holdings II, Inc.
Perrigo International Holdings, LLC
Perrigo International, Inc.
Perrigo Investments, LLC
Perrigo Ireland 1 Designated Activity Company
Perrigo Ireland 10 Unlimited Company
Perrigo Supply Chain International Designated Activity Company

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: SVP, Global Tax, Risk Management & Treasurer

Perrigo Ireland 13 Designated Activity Company
Perrigo Ireland 2 Designated Activity Company
Perrigo Ireland 4 Unlimited Company
Perrigo Ireland 5 Limited
Perrigo Ireland 6 Unlimited Company
Perrigo Management Company
Perrigo Mexico Investment Holdings, LLC
Perrigo New York, Inc.
Perrigo Pharma International Designated Activity Company
Perrigo Research & Development Company
Perrigo Sales Corporation
Perrigo UK Acquisition Limited
PMI Branded Pharmaceuticals, Inc.
Ranir Global Holdings, LLC
Ranir, LLC
Perrigo Pharma Limited
Ranir (Holdings) Limited
Wrafton Laboratories Limited

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: SVP, Global Tax, Risk Management & Treasurer